Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-149208 and 333-166999 and 333-215250) and Registration Statement on Form S-3 (No. 333-202899 and No. 333-215249) of General Moly, Inc. of our report dated March 16, 2017 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP Salt Lake City, Utah
March 16, 2017